                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                SONIC FOUNDRY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              SONIC FOUNDRY, INC.
                             754 Williamson Street
                               Madison, WI 53703



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 24, 2000



     The Annual Meeting of Stockholders of SONIC FOUNDRY, INC. will be held at the Monona Terrace Community and Convention Center, One John Nolan Drive, Madison, Wisconsin 53703 on Friday, March 24, 2000 at 2:00 p.m. for the following purposes:

1.   To elect one director to hold office for a term of five years.

2. To vote on a Proposal to amend the 1995 Stock Option Plan by increasing the aggregate number of shares of the Company's Common Stock that may be subject to options thereunder from 1,000,000 to 2,000,000.

3. To vote on a Proposal to amend the Non-Employee Directors Stock Option Plan by increasing the aggregate number of shares of the Company's Common Stock that may be subject to options thereunder from 90,000 to 300,000.

4. To vote on a Proposal to adopt the Sonic Foundry, Inc. Employee Stock Purchase Plan.

5. To vote on a Proposal to amend the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock from 20,000,000 to 100,000,000, and to allow the board of directors of Sonic Foundry to increase or decrease the aggregate number of authorized shares of any class of stock without further stockholder approval.

6. To ratify the appointment of Ernst & Young LLP as independent auditors of Sonic Foundry for the year ending September 30, 2000.

7. To transact such other business as may properly come before the meeting or any adjournments thereof.


     Only holders of record of the Common Stock at the close of business on February 14, 2000 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.


                                    By Order of the Board of Directors



                                    Kenneth A. Minor
                                    Assistant Secretary



Madison, Wisconsin
February 18, 2000




     ====================================================================
If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. Doing so will save the Company the expense of further mailings. If you sign and return your proxy card without marking choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors.
     ====================================================================

                              SONIC FOUNDRY, INC.
                             754 Williamson Street
                               Madison, WI 53703
                                                               February 18, 2000

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Sonic Foundry, Inc., a Maryland corporation (the "Company"). Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as a director of the nominee listed below for a term expiring in 2005; FOR the proposal to amend the 1995 Stock Option Plan by increasing the number of shares of the Company's Common Stock that may be subject to options thereunder from 1,000,000 to 2,000,000; FOR the proposal to amend the Non-Employee Directors' Stock Option Plan by increasing the number of shares of the Company's Common Stock that may be subject to options thereunder from 90,000 to 300,000; FOR adoption of the Sonic Foundry, Inc. Employee Stock Purchase Plan; FOR the proposal to amend the Company's Articles of Incorporation by increasing the authorized number of shares of Common Stock from 20,000,000 to 100,000,000 and by allowing the board of directors to increase or decrease the aggregate number of authorized shares of any class of stock that may be issued without stockholder approval; and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending September 30, 2000. In the event that a nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about February 18, 2000.

     Each stockholder of the Company will be entitled to one vote for each share of Common Stock outstanding in his or her name on the books of the Company at the close of business on February 14, 2000. On that date, the Company had outstanding and entitled to vote _________ shares of Common Stock.

                       PROPOSAL 1: ELECTION OF DIRECTOR

     Pursuant to the Company's Articles of Incorporation and By-Laws, as amended, the Board of Directors currently consists of five classes of directors. Each of the current directors was elected in December 1997 to one of these five classes. David C. Kleinman was elected to Class 1 with a term expiring at last year's annual stockholders meeting; Arnold B. Pollard was elected to Class 2 with a term expiring at this year's annual stockholders meeting; Frederick H. Kopko, Jr. was elected to Class 3 with a term expiring at next year's annual stockholders meeting; Rimas Buinevicius was elected to Class 4 with a term expiring at the annual stockholders meeting to be held in the year 2002; and Monty R. Schmidt and Curtis J. Palmer were elected to Class 5 with terms expiring at the annual stockholders meeting to be held in the year 2003. At the annual stockholders meeting held in 1999, David C. Kleinman was re-elected as a director for a five-year term. At the current annual stockholders meeting and continuing at each stockholders meeting thereafter, each newly elected director shall serve for a term ending at the fifth annual meeting of stockholders following such director's election.

Nominee for Director--Term Expires in 2000

ARNOLD B. POLLARD

     Mr. Pollard, age 56, has been a director of the Company since December 1997 and a director of GKN Securities Corp. since August 1996. Since 1993, he has been the President and Chief Executive Officer of Chief Executive Group, which publishes "Chief Executive" magazine. For nearly 20 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Since 1996, Mr. Pollard has served as a director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of home mortgage lending and the International Management Education Foundation, a non-profit educational organization. He also serves on the advisory board of Sequel Technology. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and previously served on the boards of Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi), and holds a doctorate in Engineering-Economics Systems from Stanford University.

     The election of the Class 2 Director requires the approval of a majority of the votes cast by holders of the shares of the Company's common stock at a meeting with a quorum present. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, exchange rules preclude brokers from exercising their voting discretion on certain proposals. This results in what is known as a "broker non-vote". Because Maryland corporate law requires the affirmative vote of a majority of the votes cast for or against the proposal at this meeting to authorize action on this matter (as described above), shares withheld from voting on this matter and broker non-votes, which will not be counted "for" or "against" the proposal, will have no impact on the outcome of the election.

     The Board of Directors unanimously recommends a vote FOR the election of Mr. Pollard as Class 2 Director.


                        DIRECTORS CONTINUING IN OFFICE


FREDERICK H. KOPKO, JR.                                   Term Expires in 2001

     Mr. Kopko, age 44, has been the Secretary of the Company since April 1997 and a director of the Company since December 1995. Mr. Kopko is a partner of the law firm of

McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January, 1990. Mr. Kopko practices in the area of corporate law. He has been a director of Butler International, Inc. since 1985 and a director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from Notre Dame Law School, and an M.B.A. degree from the University of Chicago.


RIMAS P. BUINEVICIUS                               Term Expires in 2002

     Mr. Buinevicius, age 37, has been the Chairman of the Board since October, 1997 and Chief Executive Officer since January, 1997. Mr. Buinevicius joined the Company in 1994 as General Manager and Director of Marketing. Prior to joining the Company, from 1991 to 1994, Mr. Buinevicius was employed by Alkar, Division of DEC International, in Lodi, WI, where he was responsible for project development and management of industrial control systems. From 1990 to 1991, Mr. Buinevicius was employed as a Senior Electrical Engineer with Arzco Medical Electronics in Chicago, Illinois, where he was responsible for both hardware and software design of cardiac pacing equipment. Prior to 1990, Mr. Buinevicius was employed in a number of research and development positions primarily focused in the biomedical arena. Mr. Buinevicius has an M.B.A. degree from the University of Chicago; a Master's degree in Electrical Engineering from the University of Wisconsin, Madison; and a Bachelor's degree in Electrical Engineering from the Illinois Institute of Technology, Chicago.


MONTY R. SCHMIDT                                   Term Expires in 2003

     Mr. Schmidt, age 35, has been President since March 1994 and a director of the Company since February 1994. From October 1991 to February 1994, Mr. Schmidt performed certain pre-incorporation services for the Company. From March 1991 to September 1991, Mr. Schmidt worked with Lunar Corporation, Madison, Wisconsin where he was involved in the design of ultrasonic bone densitometry equipment. From 1988 to 1991 Mr. Schmidt held a position as a design engineer, designing hardware and software for the Berg Company in Madison, Wisconsin. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison. Mr. Schmidt is a co-founder of the Company.

CURTIS J. PALMER                                   Term Expires in 2003

     Mr. Palmer, age 30, has been the Chief Technology Officer since January 1997 and a director of the Company since February 1994. From June 1990 to January 1994, Mr. Palmer was employed by Microsoft as a Software Design Engineer in the Multimedia Technologies group, where he worked on the Windows 3.0 and 3.1 operating system support for multimedia applications. In 1990, Mr. Palmer held a position as a Software Development Support Engineer at Microsoft, where he was responsible for assisting third party Windows driver developers in their development of communications, network and sound drivers for Windows 3.0. Mr. Palmer studied software engineering at the Oregon Institute of Technology. Mr. Palmer is a co-founder of the Company.

DAVID C. KLEINMAN                                  Term Expires in 2004

     Mr. Kleinman, age 64, has been a director of the Company since December 1997 and has taught at the Graduate School of Business at the University of Chicago since 1971, where he is now Adjunct Professor of Strategic Management. Mr. Kleinman has been a director (trustee) of the Acorn Funds since 1972 (of which he is also chairman of the Audit Committee and a member of the Committee on the Investment Advisory Agreement), a director since 1984 of the Irex Corporation, a contractor and distributor of insulation materials (where he is non-executive chairman of the Board of Directors), a director since 1994 of Wisconsin Paper and Products Company, a jobber of paper and paper products, with operations in Milwaukee and Madison, a director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee), a director since 1997 of FirstCom Corporation, a developer, builder and operator of telecommunications companies in Latin America (where he is chairman of the Audit Committee, chairman of the Compensation Committee and Chairman of the Nominating Committee), a director of the Organics Management Company, an operator of organic waste processing facilities, and a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company. Mr. Kleinman received a B.S. in mathematical statistics and a Ph.D. in business from the University of Chicago.


                     MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors met six times during Fiscal 1999. The Board of Directors has three standing committees, the Audit Committee, the Executive Compensation Committee, and the Stock Option Committee. We do not have a nominating committee of the Board of Directors.

     The Audit Committee consists of Messrs. Kopko, Pollard and Kleinman. The functions of the Audit Committee are to review with the Company's independent public auditors the scope and adequacy of the audit to be performed by such independent public auditors; our accounting practices, procedures, and policies; and to review all related party transactions. This committee met twice in Fiscal 1999.

     The Executive Compensation Committee consists of Messrs. Kopko, Pollard and Kleinman. This committee makes recommendations to the Board with respect to salaries of employees and is responsible for determining the amount and allocation of any incentive bonuses among the employees. This committee met once in Fiscal 1999.

     The Stock Option Committee, which was formed in January 1999, consists of Messrs. Pollard and Kleinman. This committee is authorized to grant stock options under our Stock Option Plans. This committee met once in Fiscal 1999.

     Each member of the Board attended at least 75% of the appropriate board and committee meetings.

                            DIRECTORS COMPENSATION

     Our directors who are not also our full-time employees, receive a fee of $1,500 for attendance at each meeting of the Board of Directors and $850 per committee meeting attended. The cash compensation paid to the three non-employee directors combined in Fiscal 1999 was $32,100.

     Pursuant to the Non-Employee Directors Stock Option Plan, we grant to each non-employee director who is reelected or who is continuing as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 10,000 shares of Common Stock. The exercise price of each stock option is equal to the market price of Common Stock on the date the stock option is granted. Stock options issued under the Directors' Stock Option Plan generally will vest fully on the first anniversary of the date of grant and expire after ten years. An aggregate of 90,000 shares are reserved for issuance under the Non-Employee Directors' Stock Option Plan.


                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

     Rimas P. Buinevicius is the Chairman of the Board of Directors and Chief Executive Officer of the Company. (See "Directors Continuing in Office".)

     Monty R. Schmidt is the President and a director of the Company. (See "Directors Continuing in Office".)

     Curtis J. Palmer is the Chief Technology Officer and a director of the Company. (See "Directors Continuing in Office".)

     Kenneth A. Minor, age 37, has been the Chief Financial Officer of the Company since June 1997 and Assistant Secretary since December 1997. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service. From May 1988 to September 1993 he was employed as Assistant Treasurer and Controller for Autodie Corporation, an automotive stamping die company. From 1984 to 1987 Mr. Minor was employed with Deloitte Haskins & Sells as a staff accountant. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

     Bradley W. Reinke, has been the Vice President of Sales since October 1999. From August 1998 to October 1999, Mr. Reinke was employed by Universal Studios - Music and Video Distribution Company as Vice President of Sales. From September 1993 to July 1998, Mr. Reinke held various positions including Regional Sales Manager and Director of Sales for Buena Vista Home Video, a division of the Walt Disney Company. From July 1987 to April 1993, he held various sales management positions at SmithKline Beecham Consumer Brands. Mr. Reinke has a B.B.A. in marketing from the University of Wisconsin - Whitewater.

     Jeffrey B. Conover, has been the Vice President of Marketing since October 1999. From 1985 to September 1999, Mr. Conover was employed by RPS, Inc., a small package ground, air and international delivery business that merged with Federal Express Corporation in 1997. Mr. Conover held a variety of marketing positions with RPS and was most recently the Director of Marketing, Research and Strategic Planning. Mr. Conover has a B.S. Degree in Marketing from West Virginia University and a M.B.A. from the University of Pittsburgh.

     Ted J. Lingard, has been the Vice President of Operations since September 1999. From 1989 to September 1999, Mr. Lingard was employed by Advanced Input Devices, a custom user interface supplier, in various manufacturing and engineering management capacities including Director of Manufacturing Engineering and International Business Manager. Mr. Lingard has a Bachelors Degree in Mechanical Engineering from the University of Wisconsin, a Masters degree in Mechanical Engineering from the University of Maryland and a M.B.A. from Gonzaga University.


                            PRINCIPAL STOCKHOLDERS

     The following table shows information known to us about the beneficial ownership of our common stock as of January 26, 2000, by each stockholder known by us to own beneficially more than 5% of the common stock, each of our named executive officers, each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 754 Williamson Street, Madison, Wisconsin 53703.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options exercisable within 60 days after January 26, 2000, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under the applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.


    Name of Beneficial
        Owner (1)                            Number of Shares Beneficially Owned       Percent
    ------------------                       -----------------------------------       -------
Rimas P. Buinevicius(2)                                      616,507                     8.1%

Monty R. Schmidt(3)                                        1,591,568                    20.9%

Curtis J. Palmer(3)                                        1,591,568                    20.9%

Kenneth A. Minor(4)                                           21,785                      *

Roy G. Elkins(5)                                              52,500                      *

Bradley W. Reinke(6)                                               0                       0

Jeffrey B. Conover(7)                                              0                       0

Ted J. Lingard(8)                                              2,428                      *

Frederick H. Kopko, Jr.(9)
20 North Wacker Drive
Chicago, IL  60606                                           126,596                     1.7%

Arnold B. Pollard(10)
733 Third Avenue
New York, NY  10017                                           20,000                      *

David C. Kleinman(10)
1101 East 58th Street
Chicago, IL  60637                                            20,000                      *
                                                           ---------                    ----

All Executive Officers and Directors as a
 Group (11 persons)(11)                                    4,042,515                    52.0%
                                                           =========                    ====

* less than 1%

(1) The Company believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.
(2) Consists of 596,507 shares of common stock and 20,000 shares of common stock subject to Presently Exercisable Options.
(3) Consists of 1,571,568 shares of common stock and 20,000 shares of common stock subject to Presently Exercisable Options.
(4) Consists of 5,000 shares of common stock, 16,667 shares of common stock subject to Presently Exercisable Options and 118 shares purchased pursuant to the Employee Stock Purchase Plan. Does not include 19,833 shares of common stock subject to stock options, 10,000 shares of which will become exercisable on June 1, 2000, 1,667 shares of which will become exercisable on October 21, 2000, 2,167 shares of which will become exercisable on December 13, 2000, 1,666 shares of which will become exercisable on October 21, 2001, 2,167 shares of which will become exercisable December 13, 2001 and 2,166 shares of which will become exercisable on December 13, 2002.
(5) Consists of 20,000 shares of common stock and 32,500 shares of common stock subject to Presently Exercisable Options.

(6) Does not include 15,000 shares of common stock subject to options, 5,000 shares of which will become exercisable on each of October 1, 2000, October 1, 2001, and October 1, 2002.
(7) Does not include 15,000 shares of common stock subject to options, 5,000 shares of which will become exercisable on each of September 1, 2000, September 1, 2001 and September 1, 2002.
(8) Consists of 2,308 shares of common stock owned by Ted Lingard and 120 shares of common stock owned by Amy Lingard, as to which Ted Lingard shares voting and investment power with Amy Lingard. Does not include 10,500 shares of common stock subject to stock options, 2,500 shares of which become exercisable on September 1, 2000, 1,000 shares of which become exercisable on December 13, 2000, 2,500 shares of which become exercisable on September 1, 2001, 1,000 shares of which become exercisable on December 13, 2001, 2,500 shares of which become exercisable on September 1, 2002, and 1,000 shares of which become exercisable on December 13, 2002.
(9) Consists of 91,596 shares of common stock and 35,000 shares of common stock subject to Presently Exercisable Options.
(10) Consists of 20,000 shares subject to Presently Exercisable Options.
(11) Includes 184,167 shares of common stock subject to Presently Exercisable Options.

Executive Compensation

          The following table sets forth all the cash compensation paid by the Company during the year ended September 30, 1999 to our chief executive officer and our four other most highly compensated executive officers.

                                                                                                  Long Term
                                                               Annual Compensation               Compensation
                                                          ------------------------------  ---------------------------
                                                                                Other      Awards of
                                                                               Annual      Securities
                                                                               Compen-     Underlying     All Other
               Name and Principal                          Salary    Bonus     sation       Option       Compensation
                    Position                       Year      ($)      ($)        ($)       /SARs (#)         ($)
               ------------------                -------  --------  -------  -----------  -----------    ------------
Rimas P. Buinevicius (1)                          1999     125,000   25,000    4,360(4)     10,000           ---
Chief Executive Officer and                       1998      96,154      500    2,947(4)     10,000           ---
Chairman                                          1997(3)   54,808      ---      ---           ---           ---

Monty R. Schmidt (2)                              1999     125,000   25,000    3,713(4)     10,000           ---
President and Director                            1998      96,154      500      ---        10,000           ---
                                                  1997(3)   54,808      ---      ---           ---           ---

Curtis J. Palmer                                  1999     125,000   25,000    4,742(4)     10,000
Chief Technology Officer and                      1998      96,154      500      ---        10,000           ---
Director                                          1997(3)   54,808      ---      ---           ---           ---

Kenneth A. Minor                                  1999     120,000   15,000    6,365(4)      5,000           ---
Chief Financial Officer and Assistant             1998     102,692      500      ---        20,000        10,000(5)
Secretary                                         1997(3)   27,000      ---      ---        10,000         8,290(5)

Roy G. Elkins (6)                                 1999     155,716      ---    2,129(4)     12,500           ---
Vice President, Sales and Marketing               1998     109,384      500      ---        20,000           ---
                                                  1997(3)   53,942      ---      ---        20,000         5,805(5)

(1) Mr. Buinevicius has been serving as Chief Executive Officer since January 1997.
(2) Mr. Schmidt served as Chief Executive Officer from February 1994 (inception of the Company) until January 1997.
(3)  Represents nine months ended September 30, 1997.
(4) Consists of personal use of company vehicle included as portion of executives taxable compensation.
(5) Consists of moving and relocation costs reimbursed to Mr. Minor and Mr. Elkins.
(6)  Mr. Elkins resigned from Sonic Foundry in August 1999.

Employment Agreements

     We have entered into employment agreements with Rimas Buinevicius, the Company's Chairman and Chief Executive Officer, Monty R. Schmidt, the Company's President, and Curtis Palmer, the Company's Chief Technology Officer. Each agreement continues in effect until January 1, 2001, unless earlier terminated pursuant to its terms. The salary of each of Messrs. Buinevicius, Schmidt and Palmer is $125,000 per year, subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius, Schmidt, and Palmer are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) Sonic Foundry breaches its duty under such employment agreement, (ii) the employee's status or responsibilities with Sonic Foundry has been reduced, (iii) Sonic Foundry fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of Sonic Foundry, our financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius, Schmidt and Palmer has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

     A "Change in Control" is defined in the employment agreements to mean: (i) a change in control of a nature that would have to be reported in our proxy statement, ; (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale;
(iv) any person (as the term "person is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the "Exchange Act")) had become the beneficial owner (as the term beneficial owner is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or
(v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two-thirds of such directors then still in office who were directors at the beginning of any such period.

Options Granted in Fiscal 1999

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                    Annual Rates of
                                                                                      Stock Price
                                                                                    Appreciation for
                                                                                      Option Term
                              Number of                                               -----------
                             securities      % of Total
                             Underlying     Options/SARs    Exercise
                            Options/SARs     Granted to     or Base
                              Granted       Employees in     Price    Expiration
                                (#)          Fiscal Year     ($/Sh)      Date       5%($)     10%($)
                                ---          -----------     ------      ----      -----     ------
Rimas P. Buinevicius           10,000            4.8          8.38      3/10/04     33,460    60,507
Monty R. Schmidt               10,000            4.8          8.38      3/10/04     33,460    60,507
Curtis J. Palmer               10,000            4.8          8.38      3/10/04     33,460    60,507
Kenneth A. Minor                5,000            2.4          6.25     10/21/08     42,165    80,655
Roy G. Elkins                  12,500            6.0          6.25     10/21/08    105,412   201,637



1999 Fiscal Year-End Option Values

                                                           Value of Unexercised
                             Number of Unexercised            In-the-Money
                             Options/SARs at Fiscal       Options/SARs at Fiscal
                                  Year-End(#)                  Year-End($)
                                  -----------                  -----------


                          Exercisable   Unexercisable   Exercisable   Unexercisable
                          -----------   -------------   -----------   -------------
Rimas P. Buinevicius         10,000        10,000          44,375         10,575
Monty R. Schmidt             10,000        10,000          44,375         10,575
Curtis J. Palmer             10,000        10,000          44,375         10,575
Kenneth A. Minor             20,000        15,000          88,750         47,813
Roy G. Elkins                52,500           --          230,750            --

     No shares were acquired on exercise of options by the named executive officers in Fiscal 1999.

                              CERTAIN TRANSACTIONS

     During Fiscal 1999, we paid the Chicago law firm of McBreen & Kopko $135,000 as compensation for legal services rendered. Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the Directors' Stock Option Plan, Mr. Kopko was granted options to purchase 20,000 shares of Common Stock at exercise prices ranging from $5.00 to $8.38. We also granted Mr. Kopko a warrant in August 1999 to purchase 15,000 shares of common stock at an exercise price of $8.00 per share, in exchange for a stand-by loan commitment of $2,000,000.

     In June 1998, the disinterested members of the board of directors unanimously approved the issuance of Sonic Foundry guaranties of certain
obligations of Monty Schmidt and Rimas Buinevicius.   The guarantees carry an
aggregate maximum right of recovery of approximately $375,000.


                         PROPOSAL 2: PROPOSAL TO AMEND
                     THE 1995 STOCK OPTION PLAN TO INCREASE
                    THE NUMBER OF SHARES SUBJECT TO OPTIONS

     The Board of Directors recommends the adoption of an amendment to the Company's 1995 Stock Option Plan (the "Stock Option Plan").

     The purpose of the Stock Option Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable employees and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends. 1,000,000 shares were subject to Options under the Stock Option Plan. Since adoption of the Stock Option Plan on January 1, 1995 and through September 30, 1999, the Company has granted options for 918,575 shares under the Stock Option Plan and canceled 10,350 options, leaving a balance available of 91,775. We recommend an increase in the aggregate number of shares that may be subject to options under the Stock Option Plan from 1,000,000 to 2,000,000.


     Summary of the 1995 Stock Option Plan
     -------------------------------------

     Administration. The Stock Option Plan is administered by the Stock Option Committee. The Stock Option Committee has all powers and discretion necessary or appropriate to administer the Stock Option Plan and to control its operation, including, but not limited to, the power to (a) determine which employees shall be granted options, and the number and type of options to be granted (b) prescribe the terms and conditions of the options, (c) accelerate the exercisability of options, (d) interpret the Stock Option Plan and the options granted thereunder, (e) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Stock Option Plan by employees who are foreign nationals or employed outside of the United States, (f) adopt rules for the administration, interpretation and application of the Stock Option Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

     The Stock Option Plan provides that the Executive Compensation Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers thereunder to one or more directors or officers of the Company; provided, however, that unless otherwise determined by the Board, the Committee may not delegate its authority and powers in any way which would jeopardize the Plan's qualification under section 162(m) of the Internal Revenue Code (the "Code") or Rule 16b-3 promulgated under the Exchange Act. On January 4, 1998, the Executive Compensation Committee delegated all of its authority and power under the Stock Option Plan to the Stock Option Committee.

     Eligibility. All individuals who, in the judgment of the Stock Option Committee, have made significant contributions to the Company (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company), are eligible for participation under the Stock Option Plan. Notwithstanding the above, incentive stock options may be granted only to persons who are employees of the Company on the date of grant.

     Type of Options. Either nonqualified stock options or incentive stock options may be issued under the Stock Option Plan.

     Options Exercise Price. Subject to the provisions set forth below, the Stock Option Plan provides that the exercise price for each option shall be determined by the Stock Option Committee in its sole discretion.

     Exercise Price of Nonqualified Stock Options. In the case of a nonqualified stock option, the exercise price shall be not less than one hundred percent (100%) of the fair market value of a share on the date of grant.

     Exercise Price of Incentive Stock Options. In the case of an incentive stock option, the exercise price shall be not less than one hundred percent (100%) of the fair market value of a share on the date of grant; provided, however, that if on the date of grant the optionee (together with persons whose stock ownership is attributed to the optionee pursuant to Section 424(d) of the
Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall be not less than one hundred and ten percent (110%) of the fair market value of a share on the date of grant.

     Exercise of Incentive Stock Options. The aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year is not to exceed $100,000.

     Expiration Dates. Under the Stock Option Plan, each option is to terminate no later than the first to occur of the following events:

     (a) The date for termination of the option set forth in a written option agreement; or

     (b) The expiration of ten (10) years from the grant date; or

     (c) The expiration of three (3) months from the date of the employee's termination of service for a reason other than the employees death, disability or retirement; or

     (d) The expiration of one (1) year from the date of the employee's termination of service by reason of disability.
     Notwithstanding the above,

     (a) if an employee dies prior to the expiration of his or her options, the Stock Option Committee, in its discretion, may provide that his or her options shall be exercisable for up to one (1) year after the date of death, and

     (b) in the event incentive stock options are granted, (i) no such incentive stock options may be exercised more than three (3) months after the employee's termination of service for any reason other than disability or death, unless ((a)) the employee dies during such three-month period, and ((b)) the option agreement or the Executive Compensation Committee permits later exercise, and
(ii) no incentive stock option may be exercised after the expiration of ten (10) years from the date of grant; provided, however, that if the option is granted to an employee who, together with persons whose stock ownership is attributed to the employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company, the option may not be exercised after the expiration of five (5) years from the date of grant.

     Committee Discretion. The Stock Option Plan provides that the Stock Option Committee, in its sole discretion, (a) shall provide in each option agreement when each option expires and becomes unexercisable, and (b) may, after an option is granted, subject to the provisions set forth above, extend the maximum term of the option.

     Payment. Upon the exercise of any option, the Stock Option Plan provides that the exercise price shall be payable to the Company in full in cash or its equivalent. However, the Stock Option Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the exercise price, or (b) by any other means which the Stock Option Committee, in its sole discretion, determines to both provide legal consideration for the shares, and to be consistent with the purposes of the Stock Option Plan, including by execution and delivery of a promissory note.

     Restrictions on Share Transferability. The Stock Option Committee may impose such restrictions on any shares acquired pursuant to the exercise of an option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which such shares are then listed or traded, or any blue sky or state securities laws.

     Grant of Reload Options. The Stock Option Committee may provide in an option agreement that an employee who exercises all or part of an option by payment of the exercise price with already-owned shares, shall be granted an additional option (a "Reload Option") for a number of shares of stock equal to the number of shares tendered to exercise the previously granted option plus, if the Stock Option Committee so determines, any shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Stock Option Committee, each Reload Option shall have a grant date which is the date as of which the previously granted option is exercised.

     Indemnification. Under the Stock Option Plan, each person who is or has been a member of the Executive Compensation Committee, or of the Board of Directors, is entitled to be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Stock Option Plan or any option agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

     Transferability. No option granted under the Stock Option Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or by designation of a beneficiary to take effect upon the employees death. All rights with respect to an option granted to an employee shall be available during his or her lifetime only to the employees.

     Adjustments in Options and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares of Common Stock, the Stock Option Committee will adjust the number and class of shares which may be delivered under the Stock Option Plan, the number, class, and price of shares subject to outstanding options under the Stock Option Plan, and the number of shares authorized for issuance under the Stock Option Plan, in such manner as the Stock Option Committee (in its sole discretion) will determine to be appropriate to prevent the dilution or diminution of such options.

     Withholding. Prior to the delivery of any shares or cash pursuant to an option, the Company may deduct or withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including such optionee's FICA obligation) required to be withheld with respect to such option (or exercise thereof).

     Amendment, Suspension, or Termination. The Board of Directors, in its sole discretion, may amend or terminate the Stock Option Plan, or any part thereof, at any time and for any reason. The amendment, suspension , or termination of the Stock Option Plan shall not, without the consent of the optionee in the Stock Option Plan, alter or impair any rights or obligations under any option theretofore granted to such optionee. No option may be granted during any period of suspension or after termination of the Stock Option Plan.

     Duration of the Stock Option Plan. The Stock Option Plan is to remain in effect until terminated. However, without stockholder approval, no incentive stock option can be granted under the Stock Option Plan after January 1, 2005.


Federal Income Tax Consequences
-------------------------------

     With respect to non-qualified stock options, generally an optionee does not realize taxable income, and the Company will not be allowed a deduction. However, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company. Different rules may apply if an optionee, who is an officer, director or more than 10% stockholder, exercises options within six months of the grant date.

     With respect to incentive stock options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such options, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be a tax preference item under the alternative minimum tax), and in the event of any sale thereafter, any amount realized in excess of his or her cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.
A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him or her. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

     The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects that may accrue to participants or the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE EMPLOYEE AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE STOCK OPTION PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX

CONSEQUENCES OF AN OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.


Plan Benefits
-------------

     As described above, the selection of the employees of the Company who will receive grants under the Stock Option Plan was and is to be determined by the Executive Compensation Committee, or its delagee, in its sole discretion. Therefore, it is not possible to predict the amounts that will be received by particular employees. Reference is made to "Options Granted in Fiscal 1999" for a description of such options granted to the executive officers in Fiscal 1999. Also in Fiscal 1999, 162,525 options were granted to non-executive officers and employees, at an average exercise price of $7.62; such options will expire during the fiscal year ending September 30, 2009. Prior to Fiscal 1999, (a) Mr. Buinevicius was granted options to purchase 10,000 shares at $5.00, such options will expire on December 31, 2007; (b) Mr. Schmidt was granted options to purchase 10,000 shares at $5.00, such options will expire on December 31, 2007;
(c) Mr. Palmer was granted options to purchase 40,000 shares at $5.00, such options will expire on December 31, 2007; (d) Mr. Minor was granted options to purchase 30,000 shares at $5.00, such options will expire on June 1, 2007; (e) Mr. Elkins was granted options to purchase 40,000 shares at $5.00, such options will expire on April 30, 2000; and (f) non-executive officers and employees as a group were granted options to purchase 608,550 shares at an average exercise price of $0.58; such options will expire between 2005 and 2008. No dollar value was assigned to these options because their exercise price was the fair market value of the underlying common stock on the date of grant.

Reasons for Increase in the Number of Shares Reserved for Issuance
------------------------------------------------------------------

     It is proposed to increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan from 1,000,000 to 2,000,000. The proposed increase in the number of shares issuable pursuant to the Stock Option Plan will enable the Company to grant additional options and other awards to current participants, and to attract such additional personnel as may be necessary in view of the Company's expanding operations.

General
-------

     The adoption of this amendment to the Stock Option Plan requires the approval of a majority of the votes cast by holders of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Under Securities and Exchange Commission regulations regarding shareholder approval of stock option plans, shares withheld from voting on this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

     The Board of Directors unanimously recommends a vote FOR Proposal 2, amending the 1995 Stock Option Plan.


                       PROPOSAL 3: PROPOSAL TO AMEND THE
                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     The Board of Directors recommends adoption of an amendment to the Company's Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan").

     The purpose of the Directors Stock Option Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable non-employee directors and to encourage them to acquire an increased proprietary interest in the Company. The Directors Stock Option Plan is administered by the Board of Directors. The Directors Stock Option Plan provides for a grant of an option to each non-employee director upon his initial appointment to the Board, and to each non-employee director who is reelected or who is continuing in offices as a member of the Board after the adjournment of each annual meeting. Each option is effective to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.

     Options to purchase 90,000 shares can be issued under the Directors Stock Option Plan. Since adoption of the Directors Stock Option Plan and through September 30, 1999, the Company has granted options for 60,000 shares, all of which are currently outstanding. We recommend an increase in the aggregate number of shares that may be subject to options under the Directors Stock Option Plan from 90,000 to 300,000.

     Summary of the Directors Stock Option Plan
     ------------------------------------------

     All options granted under the Directors Stock Option Plan are non-statutory -- not intended to qualify under Section 422 of the Code, as amended. The federal income tax consequences are similar to those described above with respect to the grant of a non-qualified stock option.

     Payment of the option exercise price may be in cash, by delivery of previously owned Common Stock, by any other legally permissible means acceptable to the Board at the time of the grant of the option (including a promissory note or cashless exercise, subject to applicable legal restrictions), or by a combination of such means.

     If an optionee ceases to be a director before an option vests, the option is forfeited. Each option expires ten years from the date of its grant.
Options are not transferable during the lifetime of the optionee, except that an option may be transferable to members of the optionee's immediate family, to a partnership whose members are only the optionee and/or members of the optionee's immediate family, or to a trust for the benefit of only the optionee and/or members of the optionee's immediate family. Options that are forfeited or terminated will again be available for grant. Shares may be authorized but unissued, currently held or reacquired shares. The Board of Directors may amend, terminate or suspend the Plan at any time.

Plan Benefits
-------------

     Under the Directors Stock Option Plan, each of the three non-employee directors received options to purchase 10,000 shares of Common Stock upon initial appointment to the Board and each non-employee director has received and will continue to receive options to purchase an additional 10,000 shares of Common Stock after the adjournment of each annual stockholders meeting. However, no dollar value is assigned to the options because their exercise price is the fair market value of the common stock on the date of grant.

Increase in the Number of Shares Reserved for Issuance
------------------------------------------------------

     It is proposed to increase the number of shares of Common Stock reserved for issuance under the Directors Stock Option Plan from 90,000 to 300,000. The proposed increase in the number of shares issuable pursuant to the Directors Stock Option Plan will provide for options to be granted for several years following this years Stockholders Meeting on the same terms as options granted following the 1999 Stockholders Meeting. It will also permit options to be granted if a new Board member is elected in the future although we do not have any current plans to nominate a new Board member.

General
-------

     The adoption of the amendment to the Directors Stock Option Plan requires the approval of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Under Securities and Exchange Commission regulations regarding shareholder approval of stock option plans, shares withheld from voting on this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

     The Board of Directors unanimously recommends a vote FOR Proposal 3, amending the Non-Employee Directors Stock Option Plan.


                  PROPOSAL 4: PROPOSAL TO ADOPT THE EMPLOYEE
                              STOCK PURCHASE PLAN

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt a new employee stock purchase plan to become effective July 1, 2000. The Board of Directors believes that such a plan would be mutually beneficial to employees as well as the Corporation and its stockholders because such a plan would enhance the interest of the employees in the continued success of the Company and further align the interests of the employees and stockholders. In addition, the Board of Directors is of the opinion that employee stock purchase plans provide an aid in recruiting highly qualified and talented employees. For these reasons, the Board of Directors authorized the adoption of a new plan known as the Sonic Foundry, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), subject to the approval of stockholders at the Annual Meeting.

     The following is a summary of the material provisions of the Purchase Plan. This summary is qualified in its entirety by reference to the specific provisions of the Purchase Plan, the full text of which is attached to this Proxy Statement as Exhibit A.

Summary of the Purchase Plan
----------------------------

     Common Stock Subject To Plan. Subject to adjustment as provided below, 500,000 shares of Common Stock will be available for issuance under the Purchase Plan. Shares of Common Stock delivered under the Purchase Plan may be authorized and unissued shares or reacquired shares. No offering may be made under the Purchase Plan after June 30, 2002. As of January 26, 2000, the fair market value of one share of Common Stock was $68.25.

     Participation. Any employee who has completed three months of employment with the Company or any Participating Subsidiary of the Company on the first day of each offering period will be eligible to participate in the Purchase Plan. A Participating Subsidiary of the Company is any majority-owned subsidiary of the Company that has been designated by the Board of Directors as eligible to participate in the Purchase Plan with respect to its Employees. An employee of the Company or a Participating Subsidiary of the Company who, after the grant of an option to purchase, would hold 5% or more of the total combined voting power or value of the Company will not be eligible to participate. In addition, an employee whose customary employment is 20 hours or less per week or for not more than five months in any calendar year will not be eligible to participate. As of January 26, 2000, approximately 170 employees of the Company would be eligible to participate in the Purchase Plan.

     Purchases Under The Purchase Plan. The Company will make a bi-annual offering to eligible employees of options to purchase shares of Common Stock under the Purchase Plan on the first trading day of January and July, commencing July 1, 2000. Each offering period will be for a period of six months from the date of offering, and each eligible employee as of the date of offering will be entitled to purchase shares of Common Stock at a purchase price equal to the lower of 85% of the fair market value of Common Stock on the first trading day of the offering period or 85% of the fair market value of Common Stock on the last trading day of the offering period.

     Payment for shares of Common Stock purchased under the Purchase Plan will be made by authorized payroll deductions from an employee's Total Wages.
Subject to the terms of the Purchase Plan, eligible employees who desire to participate in the Purchase Plan will designate a stated whole percentage of their total wages, up to a maximum of 10%, to be deducted from their total wages and held by the Company until the date of purchase. No participant in the Purchase Plan will be permitted to purchase Common Stock under the Purchase Plan with an aggregate fair market value (determined as of the date of grant of such option) exceeding $10,000 per offering period nor be permitted to purchase Common Stock under the Purchase Plan and all other stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 of the fair market value of such shares (determined as of the date of grant of such right) for each calendar year during which any option granted to such individual under any such plan is outstanding at any time.

     A participant will have none of the rights or privileges of a stockholder of the Company (including the right to receive dividends) until the shares purchased under the Purchase Plan are fully paid for and issued.

     Withdrawal. At any time prior to the end of an offering period, a participant may (a) direct the Company to make no further deductions from his or her regular pay, or (b) cancel his or her option to purchase shares of Common Stock. If the participant has directed that payroll deductions be discontinued, any sums deducted will be retained by the Company until the end of the offering period, at which time the participant will receive that number of whole shares which can be purchased with the amount so retained, and any remaining balance will be paid to the employee in cash, without interest. If the participant has directed that the option be canceled, the Company will within thirty days following such election refund in cash all amounts credited to such employee's account, without interest.

     Termination Of Participation. An employee's participation in the Purchase Plan will be terminated when he or she: (1) voluntarily elects to withdraw his or her entire account; (2) resigns or is discharged from the Company and all Participating Subsidiaries of the Company; (3) dies; or (4) does not receive regular pay from the Company or any Participating Subsidiary of the Company for twelve consecutive months, unless this period is due to illness, injury or for other reasons approved by the Stock Option Committee. Upon termination of participation for a reason other than death, the employee shall be entitled to the amount of his or her individual account within thirty days after termination. In the event of termination of participation due to the death of the employee, such employee's beneficiary shall receive the shares of Common Stock that the employee would have received.

     Administration. The Purchase Plan will be administered by the Stock Option Committee as selected by the Board of Directors of the Company. The Stock Option Committee will consist of no less than two persons and such persons will be "Non-Employee Directors" within the meaning of Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Committee has the discretion to interpret the Purchase Plan.

     Modification and Termination. The Board of Directors may terminate the Purchase Plan at any time or make any amendment or modification it deems advisable.

     Adjustments. Appropriate and proportionate adjustments will be made in the number and class of shares available under the Purchase Plan, and to the rights granted under the Purchase Plan and the prices applicable to such rights, to reflect changes in the outstanding stock that occur because of stock dividends, stock splits, recapitalizations, reorganizations, liquidations, or other similar events.

     Transferability. A participant's rights under the Purchase Plan are exercisable, during his or her lifetime, only by such participant and may not be transferred in any manner. After the death of a participant, his or her rights may be transferred pursuant to the laws of descent and distribution.

Federal Income Tax Consequences
-------------------------------

     The Company has been advised that under current law the federal income tax consequences to participants and the Company of options granted under the Purchase Plan would generally be as set forth in the following summary. This summary is not a complete analysis of all potential tax consequences relevant to participants and the Company and does not describe tax consequences based on particular circumstances. For these reasons, participants should consult with a tax advisor as to any specific questions regarding the tax consequences of participation in the Purchase Plan.

     It is intended that the option to purchase shares of Common Stock granted under the Purchase Plan will constitute an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. If shares are purchased under the Purchase Plan, and no disposition of these shares is made within two years of the date of grant of the option, or within one year after the purchase of the shares, then no income will be realized by the employee at the time of the transfer of the shares to such employee. When an employee sells or otherwise disposes of the shares, or in the event of his death (whenever occurring) while owning such shares, there will be included in his or her gross income, as compensation, an amount equal to the lesser of: (i) the amount by which the fair market value of the shares on the first trading day of the offering period exceeds the purchase price for the shares, or (ii) the amount by which the fair market value at the time of disposition or death exceeds the purchase price per share. Any further gain will be treated for tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the offering period applicable to such shares.

     No deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option to purchase shares under the Purchase Plan, provided there is no disposition of shares by a participant within either the two-year or the one-year periods referred to above. If an employee disposes of the shares within either the two-year or the one-year periods referred to above, he or she will realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of exercise of the option, and the Company will be entitled to a deduction in the same amount. Any difference between the amount received upon such a disposition and the fair market value of the shares at the time of exercise of the option will be capital gain or loss, as the case may be.

Plan Benefits
-------------

     Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own election whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

General
-------

     The adoption of the Purchase Plan requires the approval of a majority of the votes cast by holders of the outstanding shares of Common Stock represented at the meeting and entitled to vote. Shares may be voted for or withheld from this matter. Under Securities and Exchange Commission regulations regarding shareholder approval of stock option plans, shares withheld from voting on this matter will be treated for all purposes relevant to this matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against this matter. Shares entitled to cast votes on this matter at the meeting which are the subject of a broker non-vote on this matter will be treated for quorum purposes relevant to this matter as being present at the meeting and entitled to vote but not be so treated in determining whether a majority or other required percentage of the shares present and entitled to vote on the matter has been obtained.

     The Board of Directors unanimously recommends a vote FOR Proposal 4 adopting the Employee Stock Purchase Plan.


     PROPOSAL 5: PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND TO ALLOW
    FOR FUTURE INCREASES OR DECREASES IN THE AGGREGATE NUMBER OF AUTHORIZED
      SHARES OF ANY CLASS OF STOCK, WITHOUT FURTHER STOCKHOLDER APPROVAL

          The Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), authorize the issuance of 20,000,000 shares of Common Stock, $.01 par value, and 15,000,000 shares of Preferred Stock, $.01 par value, of which 10,000,000 shares have been designated as Series B 5% Cumulative Convertible Preferred Stock. As of December 20, 1999, the Board of Directors of the Company approved an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 100,000,000, and to allow additional amendments to the Articles of Incorporation to further increase or decrease the aggregate number of authorized shares of any class of stock, without stockholder approval. The Board of Directors has authorized submission of the proposed amendment to the stockholders at this Meeting. A copy of the proposed amendment to the Articles of Incorporation is set forth herein as Exhibit B.

Purpose and Effect of the Amendments

     The general purpose and effect of the proposed amendment to the Company's Articles of Incorporation will be to authorize 80,000,000 additional shares of Common Stock to be issued, and, further to allow for future increases in the number of authorized shares of common or preferred stock without stockholder approval. The Board of Directors believes that it is prudent to have additional shares of Common Stock available for general corporate purposes, including payment of stock dividends, stock splits or other recapitalizations, acquisitions, equity financings, and grants of stock options, and to have additional shares of other classes of stock available for possible acquisitions and equity financings.

     Although the Board of Directors has not decided to effect a stock split, and has never effected a stock split, the Board wants to maintain the ability to do so at its discretion. In considering stock splits, the Board's philosophy will be guided by a conviction not only that the Company's ownership, and the liquidity afforded its stockholders, expands in relation to the number of shares outstanding, but also that the Company's shares become more attractive to individual investors when it is possible to acquire a larger number of them for the same total dollar amount. The Board of Directors will consider a number of factors, including general market conditions, in deciding whether or when to effect a stock split, and any of these factors could cause the Board to decide against effecting a stock split at any particular time. The Company has determined that securing stockholder approval of 80,000,000 additional authorized shares of common Stock, and giving the Board of Directors discretion to authorize additional shares of Common or Preferred Stock without further stockholder approval, would be appropriate in order to provide the Company with the flexibility to consider a combination of possible actions, including acquisitions or stock splits, that might require the issuance of additional shares of Common or Preferred Stock.

     The Company currently has 20,000,000 authorized shares of Common Stock, and 15,000,000 authorized shares of Preferred Stock of which 10,000,000 shares have been designated as Series B 5% Cumulative Convertible Preferred Stock. As of February 4, 2000, the Company had approximately 7,965,915 shares of Common Stock issued and outstanding. Of the remaining 12,034,085 authorized but unissued shares, the Company has reserved approximately 2,157,900 shares in connection with options and warrants granted by the Company or for which options may be granted in the future. As of February 4, 2000, the Company has no outstanding shares of Preferred Stock.

     Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common or Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the stockholders to issue additional shares of Common or Preferred Stock in the future, the Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulations.

     The increase in the authorized number of shares of Common or Preferred Stock could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

General
-------

     The adoption of this amendment to the Articles of Incorporation requires the approval of two-thirds of all the votes entitled to be cast on this matter. As a result, shares withheld from voting on this matter and broker non-votes will have the same effect as negative votes.

     The Board of Directors unanimously recommends a vote for Proposal 5, amending the Articles of Incorporation.



                    PROPOSAL 6: RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP as independent public auditors to audit the financial statements of the Company for the year ending September 30, 2000. In the event of a vote against approval, the Board will reconsider its selection, and in any event is entitled to change auditors at a later date. Ernst & Young LLP have been the auditors for the Company since the nine month period ended September 30, 1997. Representatives of the firm are expected to be present at the annual meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

     The ratification of the appointment of Ernst & Young LLP as independent public auditors requires the approval of a majority of the votes cast by holders of the shares of Common Stock. Shares may be voted for or withheld from this matter. Because Maryland corporate law requires the affirmative vote of a majority of the vote cast for or against the Proposal to authorize action on this matter, shares withheld from voting and broker non-votes which will not be counted "for" or "against" the proposal, will have no effect on this matter.

     The Board of Directors unanimously recommends a vote FOR Proposal 6 ratifying the appointment of Ernst & Young LLP as independent public auditors for the Company.


     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on this review of the copies of such forms received by it, except as noted below, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with. Messrs. Buinevicius, Schmidt, Palmer, Minor and Elkins each filed a late report reflecting the award of options, and Mr. Kopko filed a late report reflecting the award of a warrant.


                                 STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders for the year 2001, the proposal must be received by the Company no later than November 10, 2000.


                                 OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before this year's Annual Meeting other than those referred to above. However, if any other matters properly come before this year's Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.


                                 GENERAL

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1999 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from the Company. The Company has retained Continental Stock Transfer and Trust Company to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $1,600 plus expenses. The Company will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

     The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 1999, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits.

Written requests should be directed to Investor Relations, 754 Williamson Street, Madison, Wisconsin 53703.

     In order to assure the presence of the necessary quorum at this year's Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

                                        By Order of the Board of Directors,



                                        Kenneth A. Minor
                                        Assistant Secretary

EXHIBIT A

SONIC FOUNDRY, INC. EMPLOYEE STOCK PURCHASE PLAN


     1. Purpose. The purpose of the Sonic Foundry, Inc. Employee Stock Purchase Plan (the "Plan") is to provide an opportunity to current employees of Sonic Foundry, Inc. (the "Corporation") or any Participating Subsidiary of the Corporation to purchase its Common Stock. By encouraging such stock ownership, the Corporation seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Corporation. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Plan authorizes the grant of Options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Stock Option Committee designated to achieve desired tax or other objectives in particular locations outside the United States.

     2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.01. "Board of Directors" shall mean the Board of Directors of the Corporation.

     2.02.   "Common Stock" shall mean the Common Stock of the Corporation.

     2.03. "Employee" shall mean any person, including any officer or employee-director of the Corporation or any Participating Subsidiary of the Corporation, who is actively and customarily employed for more than 20 hours per week and for more than five months in any calendar year by the Corporation or a Participating Subsidiary of the Corporation.

     2.04. "Fair Market Value" shall mean the closing sale price of the Common Stock on the date in question as reported on the American Stock Exchange or any exchange or quotation system on which the Common Stock is then traded or listed.

     2.05. "Offering Period" shall mean the period beginning on July 1, 2000 and ending on December 31, 2000 and each six-month period thereafter during the term of the Plan. The Plan shall be in effect from July 1, 2000 to June 30, 2002. There shall be four Offering Periods during the term of the Plan.

     2.06. "Option" shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

     2.07. "Participant" shall mean any Employee that is eligible to participate in the Plan in accordance with Section 4 and who elects to participate in the Plan.

     2.08. "Participating Subsidiary of the Corporation" means any Subsidiary of the

Corporation that has been designated by the Board of Directors as eligible to participate in the Plan with respect to its Employees.

     2.09. "Total Wages" shall mean the monthly pay rate of a salaried Employee or the hourly pay rate of an hourly Employee as well as payments for overtime, bonuses, commissions and other special payments.

     2.10.   "Stock Option Committee" shall mean the committee referred to in
Section 10 hereof.

     2.11.   "Subsidiary of the Corporation" means any foreign or U.S.
domestic corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.   Common Stock Subject to the Plan.

     3.01. Number of Shares. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of shares of Common Stock which may be sold under this Plan is 500,000.

     3.02. Reissuance. The shares of Common Stock may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired at any time and now or hereafter held as treasury stock of the Corporation as the Stock Option Committee may determine. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Corporation, then such shares shall again become available for issuance pursuant to the Plan.

     4.   Eligibility and Participation.

     4.01. Eligibility. Any Employee, who has completed three (3) months of employment with the Corporation or any Participating Subsidiary of the Corporation, is eligible to become a Participant in the Plan on the first day of the next Offering Period following the completion of three (3) months of employment. The Stock Option Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category is included within the definition of "highly compensated employee" in Code Section 414(q). The Stock Option Committee may impose restrictions on the eligibility and participation of Employees who are officers or directors to facilitate compliance with federal or state securities laws or foreign laws.

     4.02. Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

     (a) if, immediately after such grant, such Employee would directly or by attribution own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary of the Corporation, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee;

     (b) which would permit his or her rights to purchase stock under the Plan (and under any other plans of the Corporation or any Subsidiary of the Corporation qualifying under Section 423 of the Code) to accrue at a rate which exceeds $25,000 of Fair Market Value of the stock (determined on the basis of the Fair Market Value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding; or

     (c) which would entitle the Employee to purchase shares of stock under the Plan with an aggregate fair market value (determined at the date of grant) to exceed $10,000 per Offering Period.

     4.03. Commencement of Participation. Any eligible Employee's participation in the Plan shall be effective as of the first day of the Offering Period following the day on which the Employee completes, signs and returns to the Corporation an Employee Stock Purchase Plan Application and Payroll Deduction Authorization form indicating his or her acceptance of and agreement to the Plan and indicating the Employee's standing level of contribution to the Plan in accordance with Section 5 below. The participation of any Employee in the Plan is entirely voluntary. Once enrolled, a Participant will continue to participate in the Plan for each succeeding Offering Period until he or she terminates participation or ceases to qualify as an Employee.

     4.04. Rights and Privileges. All Employees who elect to participate in the Plan shall have the same rights and privileges, except that the amount of stock which may be purchased by any Employee under the Plan may bear a uniform relationship to the total compensation or the Regular Pay of the Employee.

     4.05. Effect of the Plan on Employment Relationship. Any Employee participating in this Plan or receiving shares of Common Stock hereunder shall have no rights with respect to continuation of employment with the Corporation or any Subsidiary of the Corporation, nor with respect to continuation of any particular Corporation business, policy or product, including this Plan.

     5. Participant's Contributions. Any Employee electing to participate in the Plan must authorize a whole percentage (not less than 1% nor more than 10%) of the Employee's Total Wages to be deducted by the Corporation from the Employee's Total Wages during each Offering Period, provided that in no event may such percentage or amount result in total deductions of less than $100.00 per Offering Period for such Employee.

     An Employee may elect to have amounts deducted from his or her Total Wages, as described above, by delivering to the Corporation an Employee Stock Purchase Plan Application and Payroll

Deduction Authorization form stating the percentage or amount to be deducted. If an Employee has not filed such a standing election at least seven (7) days prior to the commencement date of an Offering Period, he or she will be deemed to have elected not to have any of his or her Regular Pay withheld. Deductions may be increased or decreased during an Offering Period by filing a new standing election, which will be effective as of the first full pay period subsequent to its filing and processing.

     No Participant will be permitted to make contributions for any period during which he or she is not receiving Regular Pay from the Corporation or any Participating Subsidiary of the Corporation.

     All Participant contributions will be held by the Corporation each Offering Period until the purchase date. A Participant may not make any separate cash payment for the purchase of shares under the Plan. No interest will be earned on the amounts held by the Corporation each Offering Period while contributions are awaiting purchase.

     6.   Grant of Option.

     6.01. Number of Options. On the first business day of each Offering Period during the term of the Plan, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 4.02, to purchase a maximum number of shares of Common Stock during the Offering Period equal to the number obtained by multiplying (i) the percentage of the Employee's Regular Pay for that Offering Period which he or she has elected to have withheld pursuant to Section 5 by (ii) the Employee's Regular Pay for that Offering Period and dividing the resulting product by (iii) 85% of the Fair Market Value of one share of Common Stock of the Corporation on the first trading day or on the last trading day of that Offering Period, whichever is lower, provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed the number of shares set forth in Section 3.01.

     6.02. Option Price. The Option price per share of the Common Stock subject to an Option shall be 85% of the Fair Market Value of one share of Common Stock on the first trading day or on the last trading day of the applicable Offering Period, whichever is lower.

     6.03. Interest in Option Stock. A Participant shall have no interest in shares of Common Stock covered by his or her Option until such Option has been exercised.

     6.04. Tax Withholding. In the event that the Corporation or any Subsidiary of the Corporation is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Corporation or such Subsidiary of the Corporation shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be required to pay to the Corporation or such Subsidiary of the Corporation, or make other arrangements satisfactory to the Corporation or such Subsidiary of the Corporation regarding payment to the Corporation or such Subsidiary of the Corporation of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Stock Option Committee in its sole discretion. Subject to approval by the Stock Option Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

     7.   Issuance of Shares.

     7.01. Automatic Exercise. On the last trading day of each Offering Period so long as the Plan shall remain in effect, and provided the Participant has not before that date advised the Corporation that he or she elects to withdraw his or her entire account, the Corporation shall apply the funds in the Participant's account as of that date to purchase shares of Common Stock in units of one share or multiples thereof.

     Any moneys remaining in such Participant's account equaling less than the sum required to purchase one share, or moneys remaining in such Participant's account by reason of the application of the next paragraph hereof shall, unless otherwise requested by the Participant, be held in the Participant's account for use during the next Offering Period. Any moneys remaining in such Participant's account by reason of his or her prior election to withdraw his or her entire account shall be disbursed to the Participant within thirty (30) days following such election.

     Notwithstanding anything above to the contrary, (a) if the number of shares Participants desire to purchase at the end of any Offering Period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such Participants in proportion to their contributions during the Offering Period (but no fractional shares shall be issued); and (b) no funds in a Participant's account shall be applied to the purchase of shares and no shares hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

     7.02. Delivery of Stock. Account statements will be provided within thirty (30) days of the close of each Offering Period. The statements will indicate how much money was applied to purchase shares, how many shares were purchased and the purchase price. Any Participant may request stock certificates for all or a portion of his or her shares by completing a request form.

     7.03. Sale of Stock. Any Participant may elect to sell all or some of his or her shares once they are purchased by completing a request form. The shares will be sold at the current market price as soon as administratively possible. All brokers' commissions and service charges incurred in connection with the sale of the shares will be deducted from the proceeds.

     8. Termination of Participation. A Participant's participation in the Plan will be terminated when the Participant (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Corporation and all Participating Subsidiaries of the Corporation, (c) dies, or (d) does not receive Regular Pay from the Corporation or any Participating Subsidiary of the Corporation for twelve (12) consecutive months, unless this period is due to an illness, injury or for other reasons approved by the Stock Option Committee. Upon termination of participation, the terminated Participant shall not be entitled to rejoin the Plan until the first day of the Offering Period immediately following the Offering Period in which the termination occurs. Upon termination of participation, the Participant shall be entitled to the amount of his or her individual account within thirty (30) days after termination.

     9. Beneficiary. Each Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock credited to such Participant's account under the Plan in the event of the death of such Participant prior to delivery to such Participant of the certificates for such shares. Such designation may be changed prospectively by the Participant at any time by written notice received by the Corporation.

     Upon the death of a Participant, his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such Participant, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

     10.   Administration of the Plan.

     10.01. Stock Option Committee. The Plan shall be administered by a committee appointed by the Board of Directors (the "Stock Option Committee") consisting of no less than two persons. All members of the Stock Option Committee shall be "Non-Employee Directors" within the meaning of Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

     10.02. Interpretation and Finality. The Stock Option Committee shall be authorized to (i) interpret the Plan and decide any matters arising thereunder, and (ii) to adopt such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan. The interpretation and construction by the Stock Option Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

     10.03. Voting by Stock Option Committee Members. Only members of the Stock Option Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

     10.04. Expenses. All expenses and liabilities incurred by the Stock Option Committee in the administration of the Plan shall be borne by the Corporation. The Stock Option Committee may employee attorneys, consultants, accountants, or other persons in connection with the administration of the Plan, The Corporation, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Stock Option Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

     10.05. Non-U.S. Participation. The Stock Option Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Stock Option Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax and withholding procedures which vary with local requirements. With respect to any Participating Subsidiary of the Corporation which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Stock Option Committee may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan, and the Stock Option Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions which sub-plans may be designed to be outside the scope of Code Section 423. The provisions of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3.01, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

     11.   Modification and Termination.

     11.01. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Corporation, except to the extent stockholder approval is required by Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended, applicable stock exchange rules, applicable provisions of the Code, or other applicable laws or regulations.

     11.02. Termination of the Plan. The Corporation expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. However, the Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan in any material adverse way without the consent of the affected Participant. Upon termination, each Participant shall be entitled to the amount of his or her individual account within thirty (30) days after termination.

     12.   Adjustments upon Changes in Capitalization.

     12.01. Changes in Capitalization. In the event that the outstanding shares of the Corporation's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, effected without the receipt of consideration by the Corporation, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Corporation,
(i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 3.01 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     12.02. Acquisition, Merger, Sale of Assets, Dissolution or Liquidation. Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Corporation's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or
(ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Corporation, or (iii) the dissolution or liquidation of the Corporation, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Corporation's Common Stock under outstanding Options (and of the shares of the Corporation's Common Stock for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board of Directors shall be final, conclusive and binding for all purposes of the Plan.

     13. Transferability of Rights. Neither payroll deductions contributed by a Participant nor Options granted to a Participant under this Plan shall be transferable by him or her, by operation of law or otherwise, except to the extent that a Participant is permitted to designate a beneficiary or beneficiaries as hereinabove provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary be designated. Also, during a Participant's lifetime, an Option shall be exercisable only by the Participant.

     14. Participation in Other Plans. Nothing herein contained shall affect an Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other welfare plan or programs of the Corporation.

     15. Applicable Law. The interpretation, performance and enforcement of this Plan and any and all Option agreements executed in connection with the Plan shall be governed by the laws of the State of Maryland.

     16. No Strict Construction. No rule of strict construction shall be applied against the Corporation, the Stock Option Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Stock Option Committee.

     17. Successors. This Plan is binding on and will inure to the benefit of any successor to the Corporation, whether by way of merger, consolidation, purchase, or otherwise.

     18. Severability. If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

     19. Plan Provisions Control. Except as otherwise provided in Section 10.5, the terms of the Plan govern all Options granted under the Plan, and in no event will any Option be granted under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term of the Plan as constituted on the grant date of such Option, the term of the Plan as constituted on the grant date of such Option shall control except as otherwise provided in Section 10.5.

     20. Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

     21. Effective Date of Plan. The Plan shall be submitted to the stockholders of the Corporation for approval and ratification at the next regular or special meeting thereof to be held after the approval and adoption of the Plan by the Board of Directors. Unless at such meeting the Plan is approved and ratified by the stockholders of the Corporation, in the manner provided by the Corporation's By-Laws, then and in such event, the Plan shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of July 1, 2000. The Plan shall continue in effect until June 30, 2002, unless sooner terminated under
Section 11.

     22. Legend Conditions. The shares of Common Stock to be issued pursuant to the provisions of this Plan shall have endorsed upon their face the following:

     (1)  Any legend required by any state securities commission;

     (2) Unless the shares to be issued under this Plan have been registered under the Securities Act of 1933, as amended, the following additional legend shall be placed on all certificates:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that registration is not required under said Act.

EXHIBIT B

                            ARTICLES OF AMENDMENT OF
               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                              SONIC FOUNDRY, INC.

     SONIC FOUNDRY, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, does hereby certify:

     FIRST: The name of the Corporation is SONIC FOUNDRY, INC. (the "Corporation").

     SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 2-607 of the Maryland General Corporation Law in the manner required for charter amendments under the charter and by-laws of the Corporation and the laws of the State of Maryland, adopted resolutions at a meeting held on December 20, 1999 to amend Article Fourth of the Amended and Restated Articles of Incorporation of the Corporation to read in its entirety as follows:

          A. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 115,000,000, consisting of:

     1. 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock");

     2.   15,000,000 shares preference stock, par value $.01 per share.

          B. COMMON STOCK. Subject to the prior rights of preference stock, holders of Common Stock have the right to dividends from funds legally available, when, as and if declared by the Board of Directors. Subject to the prior rights, if any, of holders of any shares of preference stock, shares of Common Stock are entitled to share ratably in all assets of the Company available for distribution to the holders of shares of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company. Holders of Common Stock shall not have pre-emptive subscription or conversion rights. Holders of Common Stock shall not have cumulative voting rights.

          C. POWERS OF THE CORPORATION AND THE BOARD OF DIRECTORS. The following provisions are hereby adopted for the purposes of describing the rights and powers of the Corporation and of the Directors and Stockholders:

          (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized and securities convertible into shares of its stock of any class whether now or hereafter authorized for such consideration as said Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the By-laws of the Corporation.

          (b) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

          (c) The Board of Directors of the Corporation, with the approval of a majority of the entire Board, and without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class that the Corporation has authority to issue.

          (d) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock.

          The enumeration and definition of a particular power of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article of these Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

     THIRD: Before this Amendment to the Articles of Incorporation, 35,000,000 shares of stock were authorized to be issued, 20,000,000 shares of which were shares of common stock, $.01 par value, and 15,000,000 shares of which were preference stock, $.01 par value. Following this Amendment to the Amended and Restated Articles of Incorporation, 115,000,000 shares of stock will be authorized to be issued, of which 100,000,000 shares will be common stock, $.01 par value, and 15,000,000 shares of which will be preference stock, $.01 par value.

     FOURTH: The foregoing amendment was advised by the Board of Directors of the Corporation and submitted to the stockholders of the Corporation for their approval and was duly approved by the stockholders of the Corporation at a meeting held on March 24, 2000 in accordance with the provisions of
Section 2-605 of the General Corporation Law of the State of Maryland in the manner required for charter amendments under the charter and by-laws of the Corporation and the laws of the State of Maryland.

     IN WITNESS WHEREOF, SONIC FOUNDRY, INC. has caused these Articles of Amendment to be signed by its duly authorized officers this ____ day of February, 2000.


                                 By: ______________________________________

                                            Rimas P. Buinevicius
                                       Chairman of the Board of Directors


ATTEST:


By: ________________________
     Kenneth A. Minor
     Assistant Secretary